Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PUCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 9th day of April, 2010, by and between Provident Energy Associates of Montana, LLC, a Montana limited liability company (“Seller”), and Knightwall Invest, Inc., a corporation organized under the laws of the British Virgin Islands (“Buyer”).

Background

A.  Seller is the owner of certain oil, gas and mineral leasehold estates and related assets more particularly described elsewhere in this Agreement; and

B.  Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, thirty percent (30%) of the oil, gas and mineral leasehold estates and related assets owned by Seller on the terms and conditions set forth in this Agreement.

Terms and Conditions

In consideration of the mutual benefits to be derived from this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.01           Assets Being Purchased and Sold.  Effective as of 7:00 o'clock a.m., Mountain Daylight Time, on the Closing Date, as such term is hereinafter defined (the “Effective Time”), subject to the terms and conditions of this Agreement, Sellers agrees to sell and convey to Buyer, and Buyer agrees to purchase and pay for, thirty percent (30%) of Seller's right, title and interest in and to the following assets (the “Assets”):

(a)  The oil, gas and mineral leases and leasehold estates presently included in the Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana, as more particularly described in Annex “A” attached hereto and incorporated herein by reference for all purposes (collectively, the “Leasehold Interests”);

(b)  The personal and mixed property, irrespective of whether or not located on the Leasehold Interests, that is attributable or allocable to the Leasehold Interests and used or held for use in connection with the exploration, development, operation or maintenance of any of the Leasehold Interests or the production, treatment, measurement, storage gathering, transportation or marketing of oil, gas or other hydrocarbons attributable to the Leasehold Interests (or the interests of others therein), including, without limitation, (i) all wells, equipment and facilities that, as of the Effective Time were used or held for use in connection with the exploration, development, operation or maintenance of any Leasehold Interests or the production, treatment, measurement, storage, gathering, transportation or marketing of oil, gas or other hydrocarbons attributable to the Leasehold Interests, including, without limitation, wells, well equipment, casing, tanks, gas separation and field processing units, portable and permanent well test equipment, buildings, tubing, pumps, motors, fixtures, machinery, materials, supplies, inventory, telephone and communication equipment, computing equipment and other equipment, pipelines, gathering systems, power lines, telephone and telegraph lines, roads, vehicles, gas processing plants and other property used in the operation thereof; (ii) all oil and gas and other hydrocarbon volumes, produced on or after the Effective Time; and (iii) all other rights, privileges, benefits, powers, tenements, hereditaments and appurtenances conferred upon Seller or the owner and holder of the Leasehold Interests, including, without limitation, all rights, privileges, benefits and powers of Seller with respect to the use and occupation of the surface of, and subsurface depths under, the land covered by each Leasehold Interest, which may be necessary, convenient or incidental to the possession and enjoyment of such Leasehold Interest;

(c)   Those instruments and agreements under which Seller's interests in the Leasehold Interests arise and all other agreements and contractual rights, easements, rights-of-way, servitudes, and other estates to the extent relating to any Asset described in clauses (a) through (e) above, including, without limitation, all rights of Seller in, to and under or derived from all production sales contracts, operating agreements, pooling, unitization or communitization agreements, purchase, exchange or processing agreements, surface leases, easements or rights-of-way, farmout or farmin agreements, dry hole or bottom hole contribution agreements, seismic agreements, permits, licenses, options, orders and all other contracts, agreements and instruments relating to the exploration for, or the development, production, storage, gathering, treatment, transportation, processing, or sale or disposal of oil, gas, other hydrocarbons, other minerals, water, brine or other substances from any Leasehold Interest or any units of which they are a part; and

(d)  All oil, gas and associated liquid and gaseous hydrocarbons stored upon or produced from the Leases after the Effective Time.

1.02           Assumed Liabilities.  As of the Effective Time Buyer shall assume and bear thirty percent (30%) of all of the following, insofar as they relate to the Assets:

 (a)   all obligations of Seller to plug and abandon or remove and dispose of all wells, structures, flow lines, pipelines and other facilities and equipment now or hereafter located on the Leasehold Interests or used in connection therewith;

(b)    all obligations of Seller to restore the premises of the Leasehold Interests;

(c)   all obligations of the owner of Leasehold Interests which arise from or relate to events occurring after the Effective Time under the oil, gas and mineral leases included in the Assets and the contracts and agreements relating to the Assets; and

(d)   all other costs, obligations and liabilities which arise from or relate to events occurring after the Effective Time.

ARTICLE II

PURCHASE PRICE AND USE OF PROCEEDS

2.01           Purchase Price and Payment.  The purchase price for the Assets shall be Seven Million and No/100 United States Dollars (USD $7,000,000.00) (the “Purchase Price”), which shall be paid as follows:

(a)  One Million Five Hundred Thousand and No/100 United States Dollars (USD $1,500,000.00) on or before April 9, 2010, by delivery of a wire transfer of immediately available funds to a bank account designated by Seller;

(b)  Two Million and No/100 United States Dollars (USD $2,000,000.00) on or before June 8, 2010, by delivery of a wire transfer of immediately available funds to a bank account designated by Seller;

(c)  One Million Six Hundred Thirty-two Thousand Nine Hundred Twenty-two and 77/100 United States Dollars (USD $1,632,922.47) on or before July 8, 2010, by delivery of a wire transfer of immediately available funds to a bank account designated by Seller; and

(d)     One Million Five Hundred Thousand and No/100 United States Dollars (USD $1,500,000.00) at the Closing (as such term is defined in Section 3.01) by delivery of a wire transfer of immediately available funds to a bank account designated by Seller.

ARTICLE III

CLOSING

3.01           Time and Place of Closing.  Subject to the conditions stated in this Agreement and unless the parties agree otherwise the consummation of the transactions contemplated hereby (the “Closing”) shall occur no later than 10:00 o'clock a.m., Central Daylight Time, on August 6, 2010.  The Closing shall occur electronically, with the delivery of signed documents by fax or email followed by delivery of signed originals by overnight courier and the delivery of the funds as set forth in Section 2.01(d).

3.02           Closing Obligations.   At the Closing, the following events shall occur:

(a)  Buyer shall pay the remainder of the Purchase Price as provided in Section 2.01 hereof to Seller;

(b)  Seller and Buyer shall each execute, acknowledge and deliver to the other the Assignment and Bill of Sale in substantially the form attached as Annex “B” conveying the thirty percent (30%) of the Assets to Buyer;

(c)  Seller shall cause to be delivered to Buyer a signed consent from Aton Select Funds Limited relating to the sale of thirty percent (30%) of the Assets to Buyer;

(d)  Seller and Buyer shall each execute, and deliver the Joint Operating Agreement attached hereto as Annex “C” and incorporated herein by reference for all purposes.

(e)  Seller and Buyer shall each execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all parties paying for production to make payment to Buyer of proceeds attributable to thirty percent (30%) of the production from the Leasehold Interests after the Effective Time (to the extent such proceeds have not previously been disbursed to Seller); and

(f)  Seller and Buyer shall each execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01           Representations and Warranties of Seller.  Seller represents and warrants to Buyer that the following are true and correct on the date of this Agreement and will be true and correct on the Closing Date as if made on and as of such date:

(a) Organization and Good Standing.  Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Montana and is duly qualified to transact business and is in good standing in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted.

(b) Power.  Seller has the power and authority to enter into this Agreement and perform this Agreement and the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the certificate of organization or regulations of Seller, (ii) violate or conflict with any material agreement or instrument to which Seller is a party or by which Seller or any of the Leasehold Interests are bound; (iii) violate or conflict with any judgment, order, ruling, or decree applicable to Seller as a party in interest, (iv) violate or conflict with any law, rule or regulation applicable to Seller, or (v) result in the creation or imposition of any lien, charge or other encumbrance upon the Assets.

(c) Authorization.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller.  This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered.  This Agreement does, and such documents and instruments shall constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Use of Proceeds.  Seller shall, among other things, use the net proceed received as a part of the Purchase Price to do the following:

(i) Drill a well to be designated the “Tribal – Max 1– 2817 Well” down and into the Bakken formation to test that formation and then to come up-hole to drill and complete a horizontal leg in the upper and/or lower Cut Bank formations;

(ii)   If the test of the Bakken formation in the Tribal – Max 1– 2817 Well reflects the possible existence of hydrocarbons in sufficient volume to warrant the drilling and completion of a well in the Bakken formation, to drill and complete a well in the Bakken formation;

(iii) If the test of the Bakken formation in the Tribal – Max 1– 2817 Well does not reflect the possible existence of hydrocarbons in sufficient volume to warrant the drilling and completion of a well in the Bakken formation, to drill and complete two (2) additional horizontal wells in the upper and/or lower Cut Bank formations;

(iv) Reactivate tank battery 29 and to put into production eight (8) additional wells in the upper and/or lower Cut Bank formations; and

(v) Cause 30,000lb diesel fracs to be performed on three(3) currently producing wells.

             (e) Title.  Seller has good and marketable title to the Leasehold Interests, free of all liens, security interests and encumbrances other than imperfections of title which do not materially interfere with the use, operation and possession or materially reduce the value of any particular Leasehold Interest or the production and sale of hydrocarbons for the account of Seller therefrom.   The oil, gas and mineral leases described in Annex “A” attached hereto constitute all of the leases presently included in the Two Medicine Cut Bank Sand Unit and Seller will, at the Closing, convey to Buyer a thirty percent (30%) working interest in such leases, which working interest shall entitle Buyer to not less than twenty-four percent (24%) of the net revenue received from the sale of oil, gas and other minerals produced from the leases and Leasehold Interests.

              (f) Preferential Rights and Restrictions on Assignment.  None of the Leasehold Interests are subject to any preferential rights to purchase or restrictions on assignment, including, but not limited to, requirements for consents from third parties to any assignment.

4.02           Representations and Warranties of Buyer.  Buyer represents and warrants to Seller that the following are true and correct on the date of this Agreement and will be true and correct on the Closing Date as if made on and as of such date:

(a) Organization and Good Standing.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the principality of Liechtenstein, and is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted.

(b) Power.  Buyer has the corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, will not violate or conflict with (i) any provision of the certificate of incorporation or bylaws of Buyer, (ii) any material agreement or instrument to which Buyer is a party or by which Buyer is bound, (iii) any judgment, order, ruling, or decree applicable to Buyer as a party in interest, or (iv) any law, rule or regulation applicable to Buyer.

(c) Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer.  This Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered.  This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the power of a court to deny enforcement of remedies generally based upon public policy.

4.03           Disclaimer of Certain Warranties.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, SELLER MAKES NO WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, CONCERNING THE EQUIPMENT AND FIXTURES INCLUDED IN THE ASSETS, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND TO EXCLUDE ALL WARRANTIES CONCERNING SUCH EQUIPMENT AND FIXTURES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AN AFFIRMATION OF FACT OR PROMISE OF BY ANY DESCRIPTION OF' ANY KIND WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS ADOPTED IN MONTANA OR BY ANY OTHER APPLICABLE LAW.  BUYER HEREBY WAIVES ANY CLAIM IT MAY OR MIGHT HAVE NOW OR IN THE FUTURE AGAINST SELLER FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY ANY OF THE EQUIPMENT OR FIXTURES INCLUDED IN THE ASSETS OR BY DEFECT THEREIN, USE OR MAINTENANCE THEREOF OR SERVICING OR ADJUSTMENT THERETO AND, AS TO SELLER, PURCHASES THE THIRTY PERCENT (30%) INTEREST IN THE EQUIPMENT AND FIXTURES INCLUDED IN THE ASSETS ON AN “AS IS -WHERE IS” BASIS.

ARTICLE V

CONDITIONS OF CLOSING

5.01           Seller’s Conditions.  Seller's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

(a) Representations and Warranties.   The representations and warranties of Buyer contained in Section 4.02 shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

(b) Performance.  Buyer shall have performed in all material respects the obligations, covenants and agreements required hereunder to be performed by it at or prior to the Closing.

(c) Pending Matters.  No suit, action or other proceeding by a non-affiliated third party or a governmental authority shall be pending or threatened which seeks substantial damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

5.02           Buyer’s Conditions.  Buyer's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Seller contained in Section 4.01 shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

(b) Consent.  Aton Select Funds Limited shall have consented to the sale of thirty percent (30%) of the Assets to Buyer.

(c) Performance.  Seller shall have performed in all material respects the obligations, covenants and agreements required hereunder to be performed by it at or prior to the Closing.

(d) Pending Matters.   No suit, action or other proceeding by a non-affiliated third party or a governmental authority shall be pending or threatened which seek substantial damages from Buyer in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

ARTICLE VI

TAXES

6.01           Production Taxes.  All taxes (other than franchise and income taxes) attributable to the Assets that are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties.

6.02           Ad Valorem and Property Taxes.  To the extent applicable to the Assets, all ad valorem taxes, real property taxes, personal property taxes and similar obligations (“Property Taxes”) attributable to the Assets shall be apportioned as of the Effective Time between Seller and Buyer; provided, however, that any such Property Taxes which are calculated based on the value or amount of production during a given period shall be apportioned to the period during which such production occurred; regardless of the date on which such taxes are assessed and/or payable.

6.03           Cooperation.  Each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information (other than that which is subject to an attorney-client privilege) which may be required by the other party for the purpose of preparing tax returns, filing refund claims and responding to any audit by any taxing jurisdiction.  Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes.  Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information.  Except where disclosure is required by applicable law or judicial order, any information obtained by a party pursuant to this Section 6.03 shall be kept confidential by such Party, except to the extent disclosure is required in connection with the filing of any tax returns or claims for refund or in connection with the conduct of an audit, or other proceedings in response to an audit, by a taxing jurisdiction.

ARTICLE XII

MISCELLANEOUS

7.01           Governing Law.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MONTANA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

7.02           Dispute Resolution.  The parties to this Agreement acknowledge that disputes may arise between them, and it is in their best interests to resolve such disputes in an orderly and consistent manner, and agree as follows:

(a) The parties will attempt to resolve promptly any controversy or claim arising out of or relating to this Agreement or the transactions contemplated or consummated pursuant to this Agreement (a “Dispute”), by negotiating directly and in good faith.  Both parties may seek the advice and assistance of legal counsel in connection with any such negotiation.

(b) If the parties cannot resolve and settle a Dispute by private negotiation within 60 days after one party gives the other written notice that a Dispute exists, the parties mutually agree to submit the Dispute to non-binding mediation, as follows:

(i) Mediation shall occur in the county in which Seller has it principal office, before a single mediator, using the facilities and mediation rules of a professional dispute-resolution organization selected by mutual agreement of the parties (the “Mediation Organization”).  If the parties cannot agree on a Mediation Organization, they will use the facilities and mediation rules of the American Arbitration Association in the county in which Seller has its principal office (“AAA”).

(ii) The parties shall jointly select a mediator from the panel of mediators maintained by the Mediation Organization.  The mediator must be an attorney who has no prior business or professional relationship with either party.  If the parties are unable to agree on a mediator within 30 days after the Dispute is submitted to mediation, the Mediation Organization will select a mediator who possesses the indicated qualifications.

(iii) The parties will share the mediation filing fee equally, but will otherwise separately bear their own costs and expenses (including legal fees) of participating in the mediation process. Each party agrees to send at least one representative to the mediation conference who has authority to enter into binding contracts on that party s behalf.  Each party further agrees to sign a confidentiality agreement that prohibits the mediator from disclosing, orally or in writing, any information the other party discloses to the mediator in confidence at any stage of the mediation process.

(iv) Either party's failure or refusal to participate in mediation in accordance with this Subsection 7.02(b) shall be considered a dispute subject to binding arbitration in accordance with Subsection 7.02(c).

(c) If the parties cannot fully resolve and settle a dispute through mediation within 30 days after the mediation conference concludes, all unresolved issues involved in the Dispute shall be submitted to binding arbitration, as follows:

(i) Either party may make a demand for arbitration.

(ii) Arbitration proceedings shall be conducted in Houston, Texas, before a single arbitrator, using the facilities and commercial arbitration rules of the Mediation Organization or another professional dispute-resolution organization selected by Seller and reasonably acceptable to Buyer (the “Arbitration Organization”). If Seller selects an Arbitration Organization other than the Mediation Organization and Buyer reasonably objects to Seller’s choice, the parties will use AAA’s facilities and commercial arbitration rules.

(iii) The Arbitration Organization's expedited arbitration procedure shall apply to the arbitration proceedings.  To the greatest extent permitted by law, the parties waive the application of all rules of discovery and evidence the Arbitration organization's expedited procedure does not expressly make applicable.

(iv) The parties shall jointly select an arbitrator from the panel of arbitrators maintained by the Arbitration Organization.  The arbitrator must be an attorney who has no prior business or professional relationship with either party and who agrees to follow and apply the express provisions of this Agreement in determining his or her award.  If the parties are unable to agree on an arbitrator within thirty (30) days after the arbitration demand is filed, the Arbitration Organization will select an arbitrator who possesses the indicated qualifications.

(v) The arbitrator‘s award shall be final and binding on all parties, and neither party shall have any right to contest or appeal the arbitrator‘s award except on the grounds expressly provided by the United States Arbitration Act (the “Arbitration Act”). The party who demands arbitration shall pay the arbitration filing fee, but the parties will otherwise separately bear their own costs and expenses (including legal fees) of participating in the arbitration process.  Responsibility for the arbitrator s fees and expenses shall be determined as part of the arbitrator s award.

(vi) The procedures contemplated by and the enforceability of this Subsection 7.02(c) shall be governed by the Arbitration Act and shall be interpreted and enforced in accordance with United States federal judicial interpretations of the Arbitration Act.

(d) The parties further agree to submit to the jurisdiction and venue of AAA and that service of process by certified mail, return receipt requested, shall be sufficient to confer in personam jurisdiction over them.  Buyer specifically agrees to waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

(e) The party which does not prevail in any Dispute submitted to binding arbitration as required by this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such Dispute.

7.03           Entire Agreement. This Agreement including all Annexes and Schedules attached hereto and made a part hereof constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties with respect to same. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

7.04           Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.05           Captions.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

7.06           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer has advised Seller that it intends to transfer this Agreement and all rights and obligations under this Agreement to a wholly owned subsidiary of Buyer, and Seller consents to this assignment and agrees that the assignee will be substituted for Buyer for all purposes under this Agreement at the time such assignment is made.

7.07           Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by depositing same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested.  Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt.  Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (except that notice given by telecopier shall be deemed given and received upon receipt only if received during, normal business hours and if received other than during normal business hours shall be deemed received as of the opening of business on the next Business Day).

For purposes of any notice provided or permitted to be given under this Agreement, the addresses of the parties shall be as follows:

To Seller:

Provident Energy Associates of Montana, LLC
 2441 High Timbers Dr., Suite 120
The Woodlands, TX  77380
Attention:  Pierre Mulacek, Manager
Telecopy No.: 281-298-9558

With copy to:

Phillip A. Wylie
8150 North Central Expressway
Suite 1800
Dallas, Texas 75206
Telecopy No.: 214-691-2501

To Buyer:

Knightwall Invest, Inc.
FL-9490 Vaduz
Aeulestrasse 5
Liechtenstein
Attention:  David Dawes, Director
Telecopy No.:  423-237 3771

7.08           Preparation of Agreement.  Each party to this Agreement acknowledges that:  (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

7.09           Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and consultants).

7.10           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

7.11           No Third-Party Beneficiary.  Except as expressly provided herein, this Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

7.12           Survival. The representations, warranties, covenants and obligations of the parties under this Agreement shall survive the Closing for a term of one (1) year and then terminate.

7.13           Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.14           Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Signatures

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Agreement on the date first above written.

Seller:

PROVIDENT ENERGY ASSOCIATES OF
MONTANA, LLC

By: By: /s/ Pierre Mulacek
Pierre Mulacek, Manager

Buyer:

KNIGHTWALL INVEST, INC.

By: By: /s/ David Dawes
David Dawes, Director

ANNEX “A”
TO

PURCHASE AND SALE AGREEMENT

Description of Leases

1.	Oil and Gas Lease dated August 3, 1960, from E. F. Switzer, as lessor, and Texaco, Inc., as lessee, covering the following described acreage:

T.31N., R.6W., Pondera Co., MT
Sec. 2, S½SW½
Sec. 11, W½NE¼, NW ¼
Surface to top of Madison

2.
Oil and Gas Lease dated November 16, 1959, from Robert L. Rieckhoff, Lawrence M. Rieckhoff and Phyllis R. Lincoln, individually and as Executors of the Estate of William F. Rieckhoff, deceased, as lessor, and Kye Trout, Jr., as lessee, covering the following described acreage:

TWP. 32N., R. 6W., Glacier Co., MT
Sec. 22, SW½ SE¼
Sec. 27, NW½ NE¼, SE½ NE¼

3.	The following additional Oil and Gas Leases:

Blackfeet Tribal	Gross Acres	Net Acres	Tract No.

T. 31N., R. 6W., Pondera Co. MT
Sec. 1; Lot 4	120.48	120.48	52
Sec. 2; Lots 1 and 2

T.32N., R.6W., Glacier Co. MT	120.00	120.00	53
Sec. 26, E1/2SW, NWSE

T.32N., R.6W, Glacier Co. MT	160.00	120.00	54
Sec. 35, W1/2NE, E1/2NW

T.32N., R.6W., Glacier Co. MT	120.00	90.00	55
Sec. 35, E1/2SE
Sec. 36, NWSW

T.31N., R6W., Pondera Co. MT	120.00	120.00	56
Sec 1, S1/2NW, NWSE

T.31N., R.6W., Pondera Co. MT	120.00	120.00	57
Sec. 2, S1/2NE, NWSE

	Gross Acres	Net Acres	Tract No.

T.32N., R.6W., Glacier Co. MT	150.00	112.50	58
Sec. 25, E1/2NE
Sec. 36, W1/2NWnW, SWNW,
W1/2E1/2NWNW

T.32N., R6W., Glacier Co. MT	160.00	120.00	59
Sec 35, E1/2SW, W1/2SE

T.32N., R6W., Glacier Co. MT	320.00	320.00	35
Sec. 28, E1/2
Surface to top of Madison

T.31N., R.6W., Ponder Co. MT	220.00	220.00	36
Sec. 1, S1/2NWSE, SWSE, S12SW
Sec. 2, S1/2SE

T.32., R.6W., Ponder Co. MT	160.00	160.00	60
Sec. 26, W1/2SW
Sec. 27, E1/2SE

T.32N., R.6W, Glacier Co. MT	160.00	160.00	39
Sec. 32, NE1/4			E1/2 NE only

T.32N., R.6W; Glacier Co. MT	160.00	160.00	40
Sec. 32, SE1/4			E1/2 SE only

T.31N., R.6W., Pondera Co. MT	40.00	40.00	41
Sec. 9, S1/2S1/2SW

T.31N., R.6W., Pondera Co. MT	160.00	160.00	42
Sec. 11, SW1/4

T.31N., R.6W., Pondera Co. MT	80.00	80.00	43
Sec. 12, NWNE, NENW

T.32N., R.6W., Glacier Co. MT	160.00	160.00	46
Sec. 33, NW1/4

T.32N., R.6W, Glacier Co. MT	160.00	160.00	47
Sec. 33, SW1/4

T.32N., R.6W., Glacier Co. MT	360.00	360.00	48
Sec. 21, S1/2S1/2SW
Sec. 28, W1/2

	Gross Acres	Net Acres	Tract No.

T.32N., R.6W., Glacier Co. MT	320.00	320.00	49
Sec. 33, E/12

T.31N., R.6W., Pondera Co. MT	40.00	40.00	50
Sec. 1, NWSW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	51
Sec. 2, NESE

T.31N., R.6W., Galcier Co. MT	1040.00	1040.00	64
Sec. 27, SW, W1/2SE
Sec. 34, E1/2NE, E1/2SE, W1/2Ne
E1/2NW, W1/2SE, E1/2SW,
W1/2W1/2
Sec. 35, W1/2NW, W1/2SW

T.31N., R.6W., Pondera Co. MT	399.63	399.63	65
Sec. 2, Lots 3, 4, S1/2NW,
N1/2SW
Sec. 3, E1/2SE, Lot 1, SENE

T.31N., R.6W, Pondera Co. MT	80.00	80.00	66
Sec. 8, S1/2S1/2SE
Dec. 9, SWSE

T.31N., R.6W., Pondera Co. MT	10.00	10.00	67
Sec. 1, S1/2N1/2NWSE

T.32N., R.6W, Glacier Co. MT	40.00	40.00	68
Sec. 26, SWSE

T.32N., R.6W., Glacier Co. MT	160.00	160.00	61
Sec. 22, SW1/4			SENW only

Blackfoot Allotted

T.31N., R.6W., Pondera Co. MT	39.90	39.90	1
Sec. 4, Lot 1

T.31N., R.6W., Pondera Co. MT	39.84	39.84	2
Sec. 4, Lot 2

T.31N., R.6W., Pondera Co. MT	80.00	80.00	3
Sec. 10, N1/2SE

	Gross Acres	Net Acres	Tract No.

T.31N., R.6W., Pondera Co. MT	20.00	20.00	5
Sec. 3, N1/2SWSW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	6
Sec. 4, N1/2SWSE, N1/2SESW			part

T.31N., R.6W., Pondera Co. MT	160.00	160.00	7
Sec. 9, NWNW, SENW

T.31N., R.6W., Pondera Co. MT	200.00	200.00	8
Sec. 9, E1/2SE
Sec 10, W1/2SW
Sec. 15, NWNW

T.31N., R.6W., Pondera Co. MT	120.00	120.00	9
Sec. 10, S1/2SE
Sec. 15, NENE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	11
Sec. 16, NWNE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	12
Sec. 9, SENE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	13
Sec. 9, NWSE

T.31N., R.6W., Pondera Co. MT	160.00	160.00	15
Sec. 11, SE1/4

T.31N., R.6W., Pondera Co. MT	40.00	40.00	16
Sec. 9, SWNE

T.31N., R.6W., Pondera Co. MT	79.83	79.83	18
Sec. 5, Lot 1 SENE

T.31N., R.6W., Pondera Co. MT	160.00	160.00	20
Sec 4, W1/2SW
Sec 9, N1/2NE

T.31N., R.6W., Pondera Co. MT	200.00	200.00	21
Sec. 8, E1/2NE, N1/2SE
N1/2S1/2SE

T.31.N., R.6W., Pondera Co. MT	239.85	239.85	22

	Gross Acres	Net Acres	Tract No.

Sec. 3, Lot 2 SWNE, NENW, NESW
N1/2SESW, NWSE, N1/2SWSE

T.31.N., R.6W., Pondera Co. MT	39.87	39.87	25
Sec. 3, Lot 3

T.31N., R.6W., Pondera Co., MT	120.00	120.00	26
Sec. 9, NENW, SWNW, NESW

T.31N., R.6W., Pondera Co. MT	80.00	80.00	27
Sec. 5, E1/2SE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	6
Sec. 4, S1/2SESW, S1/2SWSE			part

T.31N., R.6W., Pondera Co. MT	80.00	60.00	28
Sec. 8, W1/2NE

T.31N., R.6W., Pondera Co. MT	199.91	199.91	29
Sec. 3, Lot 4, SWNW, NWSW
Sec. 4, SENE, SENW

T.31N., R.6W, Pondera Co. MT	199.80	199.80	30
Sec. 4, Lot 3, SWNE, NWSE
NESW, SENW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	31
Sec. 3, S1/2SWSW			32 part
Sec. 4, S1/2SESE

T.31N., R.6W., Pondera Co. MT	79.74	79.74	33
Sec 4, Lot 4 SWNW			33A

T.31N., R.6W., Pondera Co. MT	20.00	20.00	32
Sec. 4, N1/2SESE			part

T.31N., R.6W., Pondera Co. MT	80.00	80.00	24
Sec. 14, N1/2NW

T.32N., R.6W., Pondera Co. MT	120.00	120.00	4
Sec. 21, N1/2SW. N1/2S1/2SW			N1/2S1/2SW only

J. A. Gerspacher et ux

T.31N.R.6W., Pondera Co. MT	240.00	4.4	79

	Gross Acres	Net Acres	Tract No.

Sec. 10, E1/2NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW

Hazel Johnson

T.31N., R.6W., Pondera Co. MT	240.00	231.20	79
Sec. 10, E1/2 NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW

A. E. Leach Co.

T.31N., R.6W., Pondera Co. MT	40.00	19.92	82
Sec 15, NWNE

W. J. Renshaw

T.31N., R.6W., Pondera Co. MT	320.00	1.60	70, 71,
Sec. 2, S1/2SW			72, 73
Sec. 11,W1/2Ne, NW1/4
Surface to top of Madison

Able Rutherford

T.31N., R.6W., Pondera Co. MT	280.00	280.00	80
Sec. 12, S1/2SW, SWSE
Sec. 13, N1/2NW
Sec. 14, N1/2NE

Charles and Pearl L. Stoltz

T.31N., R.6W., Pondera Co. MT	80.00	53.75	76
Sec. 10, SENW, SWNE			77

T.31N., R.6W., Pondera Co. MT	180.00	180.00	74
Sec. 3, S1/2SESW
Sec. 10, NENW, E1/2SW
Sec 15, NENW

E. F. Sweitzer

T.31.N.R.6W., Pondera Co. MT	320.00	1.60	70,71,
Sec. 2, S1/2SW			72,73

	Gross Acres	Net Acres	Tract No.

Sec. 11, W1/2NE, NW1/4
Surface to top of Madison

T.31N.R.6W., Pondera Co. MT	240.00	4.40	79
Sec. 10, E1/2NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW
Surface to top of Madison

Alice Twedt

T.31N., R.6W., Pondera Co. MT	320.00	316.80	70,71
Sec. 2, S1/2SW			72, 73
Sec. 11, W1/2NE, NW1/4
Surface to top of Madison

Edward G. Haynes et ux

T.31N., R.6W., Pondera Co. MT	320.00	320.00	83A
Sec 21, E1/2

ANNEX “B”
TO
PURCHASE AND SALE AGREEMENT

Form of Bill of Sale and Assignment

Assignment and Conveyance

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”) is made effective as of 7:00 o'clock a.m., Mountain Daylight Time, on the 6th day of August, 2010 (the “Effective Time”), from Provident Energy Associates of Montana, LLC, a Montana limited liability company (“Assignor”), to Knightwall Invest, Inc., a corporation organized under the laws of the British Virgin Islands (“Assignee”).

Assignment and Conveyance

For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby bargain, sell, transfer, assign and convey to Assignee, and its successors and assigns, thirty percent (30%) of Assignor's right, title and interest in and to the following assets (the “Assets”):

(a) The oil, gas and mineral leases and leasehold estates presently included in the Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana, as more particularly described in Annex “A” attached hereto and incorporated herein by reference for all purposes (collectively, the “Leasehold Interests”);

(b) The personal and mixed property, irrespective of whether or not located on the Leasehold Interests, that is attributable or allocable to the Leasehold Interests and used or held for use in connection with the exploration, development, operation or maintenance of any of the Leasehold Interests or the production, treatment, measurement, storage gathering, transportation or marketing of oil, gas or other hydrocarbons attributable to the Leasehold Interests (or the interests of others therein), including, without limitation, (i) all wells, equipment and facilities that, as of the Effective Time were used or held for use in connection with the exploration, development, operation or maintenance of any Leasehold Interests or the production, treatment, measurement, storage, gathering, transportation or marketing of oil, gas or other hydrocarbons attributable to the Leasehold Interests, including, without limitation, wells, well equipment, casing, tanks, gas separation and field processing units, portable and permanent well test equipment, buildings, tubing, pumps, motors, fixtures, machinery, materials, supplies, inventory, telephone and communication equipment, computing equipment and other equipment, pipelines, gathering systems, power lines, telephone and telegraph lines, roads, vehicles, gas processing plants and other property used in the operation thereof; (ii) all oil and gas and other hydrocarbon volumes, produced on or after the Effective Time; and (iii) all other rights, privileges, benefits, powers, tenements, hereditaments and appurtenances conferred upon Assignor or the owner and holder of the Leasehold Interests, including, without limitation, all rights, privileges, benefits and powers of Seller with respect to the use and occupation of the surface of, and subsurface depths under, the land covered by each Leasehold Interest, which may be necessary, convenient or incidental to the possession and enjoyment of such Leasehold Interest;

(c) Those instruments and agreements under which Assignor’s interests in the Leasehold Interests arise and all other agreements and contractual rights, easements, rights-of-way, servitudes, and other estates to the extent relating to any Asset described in clauses (a) through (e) above, including, without limitation, all rights of Assignor in, to and under or derived from all production sales contracts, operating agreements, pooling, unitization or communitization agreements, purchase, exchange or processing agreements, surface leases, easements or rights-of-way, farmout or farmin agreements, dry hole or bottom hole contribution agreements, seismic agreements, permits, licenses, options, orders and all other contracts, agreements and instruments relating to the exploration for, or the development, production, storage, gathering, treatment, transportation, processing, or sale or disposal of oil, gas, other hydrocarbons, other minerals, water, brine or other substances from any Leasehold Interest or any units of which they are a part; and

(d) All oil, gas and associated liquid and gaseous hydrocarbons stored upon or produced from the Leases after the Effective Time.

TO HAVE AND TO HOLD the interests in and to the Assets herein conveyed, together with all rights, privileges and appurtenances in any way belonging or pertaining thereto, unto Assignee, its successors and assigns, forever, without warranty of title except by, through and under Assignor and not otherwise, and warranty that the interests in and to the Assets herein conveyed are free and clear of all liens and encumbrances other than imperfections of title which do not materially interfere with the use, operation and possession or materially reduce the value of any particular Leasehold Interest or the production and sale of hydrocarbons therefrom.

This Assignment is accepted subject to, and by acceptance of this Assignment Assignee agrees to assume and perform, any and all of the liabilities and obligations associated with the interests in and to the Assets herein conveyed which are required to be assumed and performed by Assignee pursuant to that certain Purchase and Sale Agreement by and between Assignor and Assignee dated April 9, 2010.

THIS ASSIGNMENT IS EXECUTED, DELIVERED, AND ACCEPTED INSOFAR AS IT APPLIES TO PERSONAL PROPERTY, WITHOUT ANY REPRESENTATION, WARRANTY, OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MARKETABILITY, MERCHANTABILITY, QUALITY, CONDITION, OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

This Assignment is subject to the terms of the leases and of any prior assignment of the leases which is of record.

This Assignment shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, and assigns.

Execution and Acknowledgement

To evidence the binding effect of the foregoing, Assignor has executed and delivered this Assignment to Assignee as of the date first above written.

Assignor:

PROVIDENT ENERGY ASSOCIATES OF
MONTANA, LLC

By:
Pierre Mulacek, Manager

STATE OF TEXAS	§
§
COUNTY OF MONGOMERY	§

This instrument was acknowledged before me on this 6th day of August, 2010, by Pierre Mulacek, Manager of Provident Energy Associates or Montana, LLC., on behalf of that company.

Notary Public in and for the State of Texas

My commission expires:  ______________

ATTACHMENT “A”
TO
ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

Description of Leases

4.	Oil and Gas Lease dated August 3, 1960, from E. F. Switzer, as lessor, and Texaco, Inc., as lessee, covering the following described acreage:

T.31N., R.6W., Pondera Co., MT
Sec. 2, S½SW½
Sec. 11, W½NE¼, NW ¼
Surface to top of Madison

5.
Oil and Gas Lease dated November 16, 1959, from Robert L. Rieckhoff, Lawrence M. Rieckhoff and Phyllis R. Lincoln, individually and as Executors of the Estate of William F. Rieckhoff, deceased, as lessor, and Kye Trout, Jr., as lessee, covering the following described acreage:

TWP. 32N., R. 6W., Glacier Co., MT
Sec. 22, SW½ SE¼
Sec. 27, NW½ NE¼, SE½ NE¼

6.	The following additional Oil and Gas Leases:

Blackfeet Tribal	Gross Acres	Net Acres	Tract No.

T. 31N., R. 6W., Pondera Co. MT
Sec. 1; Lot 4	120.48	120.48	52
Sec. 2; Lots 1 and 2

T.32N., R.6W., Glacier Co. MT	120.00	120.00	53
Sec. 26, E1/2SW, NWSE

T.32N., R.6W, Glacier Co. MT	160.00	120.00	54
Sec. 35, W1/2NE, E1/2NW

T.32N., R.6W., Glacier Co. MT	120.00	90.00	55
Sec. 35, E1/2SE
Sec. 36, NWSW

T.31N., R6W., Pondera Co. MT	120.00	120.00	56
Sec 1, S1/2NW, NWSE

T.31N., R.6W., Pondera Co. MT	120.00	120.00	57
Sec. 2, S1/2NE, NWSE

	Gross Acres	Net Acres	Tract No.

T.32N., R.6W., Glacier Co. MT	150.00	112.50	58
Sec. 25, E1/2NE
Sec. 36, W1/2NWnW, SWNW,
W1/2E1/2NWNW

T.32N., R6W., Glacier Co. MT	160.00	120.00	59
Sec 35, E1/2SW, W1/2SE

T.32N., R6W., Glacier Co. MT	320.00	320.00	35
Sec. 28, E1/2
Surface to top of Madison

T.31N., R.6W., Ponder Co. MT	220.00	220.00	36
Sec. 1, S1/2NWSE, SWSE, S12SW
Sec. 2, S1/2SE

T.32., R.6W., Ponder Co. MT	160.00	160.00	60
Sec. 26, W1/2SW
Sec. 27, E1/2SE

T.32N., R.6W, Glacier Co. MT	160.00	160.00	39
Sec. 32, NE1/4			E1/2 NE only

T.32N., R.6W; Glacier Co. MT	160.00	160.00	40
Sec. 32, SE1/4			E1/2 SE only

T.31N., R.6W., Pondera Co. MT	40.00	40.00	41
Sec. 9, S1/2S1/2SW

T.31N., R.6W., Pondera Co. MT	160.00	160.00	42
Sec. 11, SW1/4

T.31N., R.6W., Pondera Co. MT	80.00	80.00	43
Sec. 12, NWNE, NENW

T.32N., R.6W., Glacier Co. MT	160.00	160.00	46
Sec. 33, NW1/4

T.32N., R.6W, Glacier Co. MT	160.00	160.00	47
Sec. 33, SW1/4

T.32N., R.6W., Glacier Co. MT	360.00	360.00	48
Sec. 21, S1/2S1/2SW
Sec. 28, W1/2

	Gross Acres	Net Acres	Tract No.

T.32N., R.6W., Glacier Co. MT	320.00	320.00	49
Sec. 33, E/12

T.31N., R.6W., Pondera Co. MT	40.00	40.00	50
Sec. 1, NWSW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	51
Sec. 2, NESE

T.31N., R.6W., Galcier Co. MT	1040.00	1040.00	64
Sec. 27, SW, W1/2SE
Sec. 34, E1/2NE, E1/2SE, W1/2Ne
E1/2NW, W1/2SE, E1/2SW,
W1/2W1/2
Sec. 35, W1/2NW, W1/2SW

T.31N., R.6W., Pondera Co. MT	399.63	399.63	65
Sec. 2, Lots 3, 4, S1/2NW,
N1/2SW
Sec. 3, E1/2SE, Lot 1, SENE

T.31N., R.6W, Pondera Co. MT	80.00	80.00	66
Sec. 8, S1/2S1/2SE
Dec. 9, SWSE

T.31N., R.6W., Pondera Co. MT	10.00	10.00	67
Sec. 1, S1/2N1/2NWSE

T.32N., R.6W, Glacier Co. MT	40.00	40.00	68
Sec. 26, SWSE

T.32N., R.6W., Glacier Co. MT	160.00	160.00	61
Sec. 22, SW1/4			SENW only

Blackfoot Allotted

T.31N., R.6W., Pondera Co. MT	39.90	39.90	1
Sec. 4, Lot 1

T.31N., R.6W., Pondera Co. MT	39.84	39.84	2
Sec. 4, Lot 2

T.31N., R.6W., Pondera Co. MT	80.00	80.00	3
Sec. 10, N1/2SE

	Gross Acres	Net Acres	Tract No.

T.31N., R.6W., Pondera Co. MT	20.00	20.00	5
Sec. 3, N1/2SWSW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	6
Sec. 4, N1/2SWSE, N1/2SESW			part

T.31N., R.6W., Pondera Co. MT	160.00	160.00	7
Sec. 9, NWNW, SENW

T.31N., R.6W., Pondera Co. MT	200.00	200.00	8
Sec. 9, E1/2SE
Sec 10, W1/2SW
Sec. 15, NWNW

T.31N., R.6W., Pondera Co. MT	120.00	120.00	9
Sec. 10, S1/2SE
Sec. 15, NENE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	11
Sec. 16, NWNE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	12
Sec. 9, SENE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	13
Sec. 9, NWSE

T.31N., R.6W., Pondera Co. MT	160.00	160.00	15
Sec. 11, SE1/4

T.31N., R.6W., Pondera Co. MT	40.00	40.00	16
Sec. 9, SWNE

T.31N., R.6W., Pondera Co. MT	79.83	79.83	18
Sec. 5, Lot 1 SENE

T.31N., R.6W., Pondera Co. MT	160.00	160.00	20
Sec 4, W1/2SW
Sec 9, N1/2NE

T.31N., R.6W., Pondera Co. MT	200.00	200.00	21
Sec. 8, E1/2NE, N1/2SE
N1/2S1/2SE

T.31.N., R.6W., Pondera Co. MT	239.85	239.85	22

	Gross Acres	Net Acres	Tract No.

Sec. 3, Lot 2 SWNE, NENW, NESW
N1/2SESW, NWSE, N1/2SWSE

T.31.N., R.6W., Pondera Co. MT	39.87	39.87	25
Sec. 3, Lot 3

T.31N., R.6W., Pondera Co., MT	120.00	120.00	26
Sec. 9, NENW, SWNW, NESW

T.31N., R.6W., Pondera Co. MT	80.00	80.00	27
Sec. 5, E1/2SE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	6
Sec. 4, S1/2SESW, S1/2SWSE			part

T.31N., R.6W., Pondera Co. MT	80.00	60.00	28
Sec. 8, W1/2NE

T.31N., R.6W., Pondera Co. MT	199.91	199.91	29
Sec. 3, Lot 4, SWNW, NWSW
Sec. 4, SENE, SENW

T.31N., R.6W, Pondera Co. MT	199.80	199.80	30
Sec. 4, Lot 3, SWNE, NWSE
NESW, SENW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	31
Sec. 3, S1/2SWSW			32 part
Sec. 4, S1/2SESE

T.31N., R.6W., Pondera Co. MT	79.74	79.74	33
Sec 4, Lot 4 SWNW			33A

T.31N., R.6W., Pondera Co. MT	20.00	20.00	32
Sec. 4, N1/2SESE			part

T.31N., R.6W., Pondera Co. MT	80.00	80.00	24
Sec. 14, N1/2NW

T.32N., R.6W., Pondera Co. MT	120.00	120.00	4
Sec. 21, N1/2SW. N1/2S1/2SW			N1/2S1/2SW only

J. A. Gerspacher et ux

T.31N.R.6W., Pondera Co. MT	240.00	4.4	79

	Gross Acres	Net Acres	Tract No.

Sec. 10, E1/2NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW

Hazel Johnson

T.31N., R.6W., Pondera Co. MT	240.00	231.20	79
Sec. 10, E1/2 NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW

A. E. Leach Co.

T.31N., R.6W., Pondera Co. MT	40.00	19.92	82
Sec 15, NWNE

W. J. Renshaw

T.31N., R.6W., Pondera Co. MT	320.00	1.60	70, 71,
Sec. 2, S1/2SW			72, 73
Sec. 11,W1/2Ne, NW1/4
Surface to top of Madison

Able Rutherford

T.31N., R.6W., Pondera Co. MT	280.00	280.00	80
Sec. 12, S1/2SW, SWSE
Sec. 13, N1/2NW
Sec. 14, N1/2NE

Charles and Pearl L. Stoltz

T.31N., R.6W., Pondera Co. MT	80.00	53.75	76
Sec. 10, SENW, SWNE			77

T.31N., R.6W., Pondera Co. MT	180.00	180.00	74
Sec. 3, S1/2SESW
Sec. 10, NENW, E1/2SW
Sec 15, NENW

E. F. Sweitzer

T.31.N.R.6W., Pondera Co. MT	320.00	1.60	70,71,
Sec. 2, S1/2SW			72,73

	Gross Acres	Net Acres	Tract No.

Sec. 11, W1/2NE, NW1/4
Surface to top of Madison

T.31N.R.6W., Pondera Co. MT	240.00	4.40	79
Sec. 10, E1/2NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW
Surface to top of Madison

Alice Twedt

T.31N., R.6W., Pondera Co. MT	320.00	316.80	70,71
Sec. 2, S1/2SW			72, 73
Sec. 11, W1/2NE, NW1/4
Surface to top of Madison

Edward G. Haynes et ux

T.31N., R.6W., Pondera Co. MT	320.00	320.00	83A
Sec 21, E1/2

ANNEX “C”
TO
PURCHASE AND SALE AGREEMENT

Joint Operating Agreement

Attached

A.A.P.L. FORM 610-1982
MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

AUGUST 6, 2010

OPERATOR:  PROVIDENT ENERGY ASSOCIATES OF MONTANA, LLC

CONTRACT AREA:  TWO MEDICINE CUT BANK SAND UNIT

COUNTIES OF PONDERA AND GLACIER, STATE OF  MONTANA

COPYRIGHT 1982 - ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD., FORT WORTH, TEXAS, 76137-2791, APPROVED FORM. A.A.P.L. NO. 610 - 1982 REVISED

(i)

ARTICLE XIV. COMPLIANCE WITH LAWS AND REGULATIONS	18
A. Laws, Regulations and Orders	18
B. Governing Law	18
C. Regulatory Agencies	18

(ii)

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between Provident Energy Associates of Montana, LLC, a Montana limited liability company (hereinafter designated and referred to as "Operator"), and the signatory party or parties other than Operator (sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators").

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.
DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms "oil and gas lease", "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".

E. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as establish ed by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms "Drilling Party" and "Consenting Patty" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

(3)

ARTICLE II.
EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:
☒           A. Exhibit "A", shall include the following information:
(1) Identification of lands subject to this agreement,
(2) Restrictions, if any, as to depths, formations, or substances,
(3) Percentages or fractional interests of parties to this agreement,
(4) Oil and gas leases and/or oil and gas interests subject to this agreement,
(5) Addresses of parties for notice purposes.
□           B. Exhibit "B", Form of Lease.
☒          C. Exhibit "C", Accounting Procedure.
□           D. Exhibit "D", Insurance.
□           E. Exhibit "E", Gas Balancing Agreement.
☒          F. Exhibit "F', Non-Discrimination and Certification of Non-Segregated Facilities.
□           G. Exhibit "G", Tax Partnership.
If any provision of any exhibit, except Exhibit "E", is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE  III.
INTERESTS OF PARTIES

A.           Oil and Gas Interests:

If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by an oil and gas lease similar to those referenced in Exhibit”A”, and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B.           Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A".  In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of its proportionate share , subject to existing burdens only, which shall be borne as hereinafter set forth.

Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, Operator shall bear and shall pay or deliver, or cause to be paid or delivered, all royalties due on production from the Contract Area. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.  Should Non-Operator take it’s production in kind pursuant to Article VI.C., Non-Operator shall be responsible for distributing its share of all lease burdens due.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C.           Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

(4)

D.           Subsequently Created Interests:

If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit "A", or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as "subsequently created interest" irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

1.
If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2.
If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.
TITLES

A.           Title Examination:

Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

□            Option No. l: Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit "C", and shall not be a direct charge, whether performed by Operator's staff attorneys or by outside attorneys.

☒            Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

(5)

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by Operator, or at Operator’s election, all of the parties who are to participate in the drilling of the well.

B.           Loss of Title:

All losses of title incurred shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

ARTICLE V.
OPERATOR

A.           Designation and Responsibilities of Operator:

Provident Energy Associates of Montana, LLC, a Montana limited liability company, shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B.           Resignation or Removal of Operator and Selection of Successor:

1.           Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of one (1) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2.           Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of one (1) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of one (1) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C.           Employees:

The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

(6)

D.           Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

ARTICLE VI.
DRILLING AND DEVELOPMENT

A.           Initial Well

Not applicable, as there are existing producing wells holding the leases referred to in Exhibit “A’ attached hereto.

B.           Subsequent Operations:

1.           Proposed Operations: Should any party hereto desire to drill any well on the Contract Area, or to recomplete, rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then capable of producing in paying quantities, the party desiring to drill, recomplete, rework, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to drill, recomplete, rework, plug back or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

2.           Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.I. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (I) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

(7)

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate part of Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a).  In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, recompleted, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, recompleting, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a)           100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(b)           300% of that portion of the costs and expenses of drilling, recompleting, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 100% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any recompleting, reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such recompleting, reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the recompleting, reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

(8)

During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

In the case of any testing, recompleting, reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage and the proportionate share of pluggin and abandoning which each party would have paid if the well had been plugged and abandoned at the time each party participated in an operation on the well.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, testing, recompleting, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VIID.I. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

3.           Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

(9)

4.           Sidetracking: Except as hereinafter provided and except with respect to the first horizontal borehole of the first well drilled hereunder, those provisions of this agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a)           If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b)           If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.  In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

NOTWITHSTANDING ANY TO THE CONTRARY HEREIN CONTAINED, THE PROVISIONS OF THIS SUBPARAGRAPH VI.B.4 WILL NOT APPLY TO WELLS DRILLED AS HORIZONTAL WELLBORES.

C.           TAKING PRODUCTION IN KIND:

Each party shall have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

(10)

In the event one or more parties' separate disposition of its share of the gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E", or is a separate agreement.

D.           Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information.

E.           Abandonment of Wells:

1.           Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B by immediately assuming all costs, risk and liability of such further obligations, including plugging and abandonment costs, risk and liability. [No approval needed if requested by any tribal or governmental authority.

2.           Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Failure of any party to respnd within ninety (90) days after receipt of the proposed abandonment shall be deemed as consent to such abandonment. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to provide for a 20% lease royalty.  The assignments or leases so limited shall encompass the “drilling unit” upon which the well is located.  The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees.  There shall be no readjustment of interests in the remaining portion of the Contract Area.

(11)

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3.           Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.  Further and notwithstanding anything in this Agreement to the contrary, no consent to the plugging and abandonment of a well shall be required if the plugging and abandonment is mandated or ordered by a tribal or governmental authority.

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A.           Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally.  It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.           Liens and Payment Defaults:

See Article XV of this Agreement.

C.           Payments and Accounting:

Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within thirty (30) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

(12)

D.           Limitation of Expenditures:

1.           Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article V I.B.2. of this agreement Consent to the drilling or deepening shall include:

□           Option No. l: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

☒           Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt If one or mote, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase "reworking, deepening or plugging back" as contained in Article VI.B.2. shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties.

2.           Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3.           Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) but less than the amount first set forth above in this paragraph.

E.	Rentals, Shut-In Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

(13)

F.           Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such NonOperator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner pr scribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C"

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

G.           Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide such insurance coverage for the benefit of the joint account of the parties as is reasonable and customary for operations in the general area where the lands subject to this agreement are located.  Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is part of the insurance coverage carried or provided by the Operator as specified herein, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VIII.
ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.           Surrender of Leases:

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby.  Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

(14)

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

B.           Renewal or Extension of Leases:

If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate Shall not be subject to this agreement.

Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.           Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to cam acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

(15)

If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.           Maintenance of Uniform Interests:

For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

1.           the entire interest of the party in all leases and equipment and production; or

2.           an equal undivided interest in all leases and equipment and production in the Contract Area.

Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.           Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

ARTICLE IX.
INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations, hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby.  If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

(16)

ARTICLE X.
CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Fifty Thousand and No/100 Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this agreement shall be treated as a claim or suit against all parties hereto.

ARTICLE XI.
FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.
NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XIII.
TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

(17)

☒          Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

□          Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of _______days from cessation of all production; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepening, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or reworking operations are commenced within ________days from the date of abandonment of said well.

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

ARTICLE XIV.
COMPLIANCE WITH LAWS AND REGULATIONS

A.           Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B.           Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located.

C.           Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act of 1980", as same may be amended from time to time ("Act"), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

(18)

ARTICLE XV.
OTHER PROVISIONS

A.	Operator Disbursements.

If a purchaser of any production from the Contract Area declines to disburse all royalties, overriding royalties and other payments out of or with respect to production from the Contract Area, Operator may, at its discretion, make such disbursements at the request and on behalf of any Non-Operator.  Operator will use its best efforts to make correct disbursement of such amounts, but will be liable for incorrect disbursements only in the event of gross negligence or willful misconduct.

B.	Costs Deemed Prepaid.

For purposes of this Agreement, Knightwall Invest, Inc. shall be deemed to have prepaid its proportionate share of the costs of drilling and completing the Tribal – Max 1 – 2817 Well and a subsequent well in the Bakken formation (or two [2] subsequent wells in the Cut Bank formation if the Bakken formation in the Tribal – Max 1 – 2817 Well did not reflect the possible existence of hydrocarbons in sufficient volume to warrant  drilling another well into the Bakken formation) , as well as  its proportionate share of the costs of reactivating tank battery 29 and putting back into production eight (8) additional wells and three (3) desiel fracs on three (3) wells in the Cut Bank formation, .

C.	Priority Of Operations.

When a well which has been authorized under the terms of this Agreement as a vertical well shall have been drilled to the objectives authorized in the AFE ("authorized depth"), and all tests have been completed and the results there of furnished to the participating parties, and such parties cannot agree upon the sequence and timing of further operations regarding said well, the following proposals shall control in the order enumerated hereafter: (1) a proposal to do additional logging, coring, or testing; (2) a proposal to attempt to complete the well at the authorized depth in the manner set forth in the AFE (i.e., in accordance with the casing, stimulation and other completion programs set forth in the AFE); (3) a proposal to attempt to complete the well at the authorized depth in a manner different than as set forth in the AFE; (4) a proposal to plug back and attempt to complete the well at a depth shallower than the authorized depth, with priority given to objectives in ascending order up the hole; (5) a proposal to drill the well to a depth below the authorized depth, with priority given to objectives in descending order; (6) a proposal to sidetrack the well to a new target objective for a vertical or deviated hole, with priority given first in ascending order to targets above the authorized depth, and then in descending order to targets below the authorized depth and (7) a proposal to drill a horizontal well, with priority given first to a lateral drain hole at the authorized depth, and then to objectives in ascending order above the authorized depth, and then to objectives in descending order below the authorized depth.

When a well which has been authorized under the terms of this Agreement as a horizontal well shall have been drilled to the authorized depth, and all tests have been completed and the results thereof furnished to the participating parties, and such parties cannot agree upon the sequence and timing of further operations regarding said well, the following proposals shall control in the order enumerated hereafter: (l) a proposal to do additional logging, coring, or testing; (2) a proposal to attempt to complete the well at the authorized depth in the manner set forth in the AFE (i.e., in accordance with the casing, stimulation and other completion programs set forth in the AFE); (3) a proposal to attempt to complete the well at the authorized depth in a mariner different than as set forth in the AFE; (4) a proposal to extend the length of the lateral drain hole for a specified number of feet in the direction it is drilling, with priority given to the shortest additional length proposed by any of the participating parties; (5) a proposal to drill a new lateral drain hole in a different direction at the authorized depth; (6) a proposal to drill a new lateral drain hole at a different depth, with priority given in ascending order to objectives above the authorized depth, and then in descending order to objectives below the authorized depth; (7) a proposal to plug back and attempt to complete the well at a depth shallower than the authorized depth, with priority given to objectives in ascending order up the hole; (8) a proposal to deepen the well below the authorized depth; and (9) a proposal to sidetrack the well to a new target objective, with priority given first in ascending order to objectives above the authorized depth, and then in descending order to objectives below the authorized depth.

(19)

In a horizontal well, the Operator shall have the right to cease drilling at any time, for any reason, after it has drilled a well to the objective formation and has drilled laterally for a distance which is at least equal to fifty percent (50%) of the length of the total horizontal displacement (displacement from true vertical) proposed for the operation; if in such event the well will be deemed to be at its "authorized depth" as that term is used in this Agreement.

If at the time the parties are considering a proposed operation, the well is in such condition, in the Operator's judgment, that a reasonably prudent operator would not conduct such operation for fear of mechanical difficulties, placing the hole, equipment or personnel in danger of loss or injury, or fear of loss of the well for any reason without being able to attempt a completion at the authorized depth, then the proposal shall be given no priority to any proposed operation except for plugging and abandoning the well.

D.	Deepening a Non-Consent Well.

In the event any Consenting Party desires to deepen a Non-Consent Well to a depth below the authorized depth, suchparty shall give notice thereof, complying with the requirements of Article VLB.1., to all parties (including Non-Consenting Parties) , Thereupon Articles VI.B. I . and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the deepening of such well pursuant to said Articles VI.B.I. and 2 . If a deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the deepening operation, such Non-Consenting Party shall payor make reimbursement (as the case may be) of the following costs and expenses:

(i)
If the proposal to deepen is made prior to the completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the authorized depth which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement provided, however, all costs for testing and completion or attempted completion of the well incurred by Consenting Parties prior to the point of actual operations to deepen beyond the authorized depth shall be for the sole account of Consenting Parties.

(ii)
If the proposal is made for a Non-Consent Well that has been previously completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying Quantities, such Non- Consenting Party shall pay (or reimburse Consenting Parties for, as the case may he) its proportionate share of all costs of drilling, completing, and equipping said well from the surface to the authorized depth, calculated in the manner provided in paragraph (i) above, less those costs recouped by the Consenting Parties from the sale of production from the well.

The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C". If the Consenting Parties have recouped the cost of drilling, completing, and equipping the well at the time such deepening operation is conducted, then a Non- Consenting Party may participate in the deepening of the well with no payment for costs incurred prior to reentering the well for deepening.

(20)

E.	Maintenance of Lease Acreage.

If operations (including a completion attempt) are necessary to maintain lease acreage which would otherwise expire under the terms of the lease or leases covering such acreage, or are required as a result of a demand for drilling by a lessor, or are necessary to earn leasehold interests or acreage under a farmout or other exploration agreement, the Non-Consent provision shall be changed from that set forth in Article VI to require a non-reversionary assignment of all rights, title, and interest by the party or parties not participating in such operations as to that portion of the acreage (but not any mineral interests owned by a party hereto except to the extent of the lessee's interest under a lease effected under Article III.A hereof) and/or leasehold interest which would otherwise have been lost or not earned without such operations. The provisions of Article VI shall, however, continue to apply to any portion of the Contract Area which is not so jeopardized or not to be earned and which is within the same drilling, production or proration unit. The interests of the parties in said unit shall be adjusted on a surface acreage basis after recovery by the. Consenting Parties of the costs to be recouped pursuant to Articles VI.B (2) (a) and (b) and/or VII.D (I), as applicable, with respect to the Non-Consenting Party's interest in the unit subject thereto, and, for avoidance of doubt, the reversion as to such interests not in jeopardy or not to be earned shall occur at the same point in time as such reversion would have occurred absent the forfeiture and assignment. The leasehold interests and oil and gas interests so required to be forfeited and assigned (and the unit, should it contain both forfeiture and reversionary interests) to the Consenting Parties by the Non-Consenting Parties shall no longer' -subject to this agreement but shall be subject to an orating agreement) identical to this agreement changed only to reflect the names and new interests of the parties. If operations are proposed on a lease, or on lands pooled therewith, within the last six (6) months of the primary term of a lease not otherwise maintained by other operations or production, such proposed operations will be considered as operations necessary to maintain the lease.

F.	Grant of Lien.

Each Non-Operator conveys and mortgages to Operator and grants Operator a lien upon, and a security interest in, its oil and gas leasehold estates and "oil and gas interests", as that term is defined in Article 1.0 above, in the Contract Area to secure payment of its share of expense (including costs of investigation, defense and payment of any final judgment or settlement for damages arising out of operations hereunder) , together with interest thereon at the rate provided in Exhibit "C". To the extent that operator has a security interest under the Uniform Commercial Code, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a secured party to collect the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for payment thereof. In addition, upon default by any party in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect rrom the purchaser the proceeds rrom the sale of such defaulting party's share of oil or gas until the amount owed by such defaulting party, plus interest, has been paid. Operator grants a like mortgage, i.e., and security interest to the Non-Operators to secure payment of Operator's share of expense.

Subject to the provisions of the foregoing subparagraph, each Non-Operator grants to the Operator a lien upon all of the rights, titles and interests of such granting party, whether now existing or hereafter acquired, in and to (i) the oil, gas and other minerals in, on and under the Contract Area; (ii) any oil, gas, and mineral leases covering the Contract Area or any portion thereof and (iii) any oil and gas interest within the Contract Area. In addition, each Non-Operator grants to the Operator a security interest in and to all of such granting party's rights, titles, interests, claim, general intangibles, proceeds and products thereof, whether now existing or hereafter acquired, in and to (i) all oil, gas and other minerals produced from the Contract Area when produced, (ii) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals, (iii) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (iv) all oil and gas wells and other surface and subsurface equipment and facilities of any kind or character located on the Contract Area and the cash or other proceeds realized from the sales thereof (collectively, the "Personal Property Collateral"). Some of the Personal Property Collateral is or will become fixtures on the Contract Area, and the interest of each party in and to the oil, gas and the oil, gas and other minerals when extracted from the Contract Area and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. This Agreement (including a carbon, photographic or other reproduction hereof, or any extract herefrom) shall constitute a non-standard form financing statement under the terms of the Uniform Commercial Code of the state in which the Contract Area is located and, as such, may be filed for record in the real estate records of any county or parish in which the Contract Area is located and/or with the Secretary of State.

(21)

Any breach by a Non-Operator of any requirement to pay its share of expenses herein shall constitute an event of default. On the occurrence of an event of default, operator shall have available to it all of the rights and remedies available to a mortgagee and secured party, including, without limitation, the rights of judicial foreclosure attendant thereto.
If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing subparagraphs.

G.	No Limitation on Right to Take and Market Production.

Nothing herein shall limit a party's right to take and market its gross working interest (including the Overriding Royalty Interest of a party hereto, if any) share of production from a Well-in-Kind in accordance with Article VLC. of this Agreement.

H.	Advance Cost Payment.

Notwithstanding any other provisions herein, Operator shall have the right to request and receive from each Non-Operator payment in advance of its respective share of (i) the estimated dry hole cost and (ii) the estimated cost of any completion, reworking, deepening or plugging back operations to which such Non-Operator has consented (any such operation under Clause (i) or (ii) being herein called “Drilling Operation”).  Such request for advance payment may be made upon all Non-Operators or any one or more of them, to the exclusion of others, and shall be made in writing no earlier than forty-five (45) days prior to the anticipated commencement date for such Drilling Operation.

A Non-Operator receiving a request for advance payment shall within forty-eight (48) hours of the receipt of such request if a drilling rig is on location and within fifteen (15) days of the receipt of such request in all other cases, pay to Operator in cash the full amount of such request or tender to Operator an irrevocable bank letter of credit (which shall permit partial draws), or other cash equivalent security, satisfactory to Operator for the full amount due.  In the event payment is in cash, Operator shall credit the amount to the Non-Operator’s account for the payment of such Non-Operator’s share of the costs of such Drilling Operation, and following the end of each month Operator shall charge such account with such Non-Operator’s share of actual costs incurred during such month.

Payment of an advance shall in no event relieve a Non-Operator of its obligation to pay its share of the actual cost of a Drilling Operation, and when the actual costs have been determined, Operator shall adjust the accounts of the parties by refunding any net amounts due or invoicing the parties for additional sums owing, which additional sums shall be paid in accordance with the Accounting Procedure.

In the event a Non-Operator from which a request for advance payment was made does not, within the time and manner above provided, fully satisfy the request for advance payment by depositing cash or furnishing a letter of credit or security as aforesaid, then Operator shall make a second written request by certified mail for such advance.  Non-Operator shall pay or give security for said advance as aforesaid within two (2) days from receipt of such second request.

If a Non-Operator fails to pay or furnish the aforesaid security within two (2) days of the receipt of such second request, Non-Operator shall be deemed to have relinquished any interest in the well to which the Drilling Operation relates computed in the same manner and with the same force and effect as if such Non-Operator had originally elected under Article VI.B.2. and/or Article VI.C.I., Option 2, not to participate in such operation.

(22)

Notwithstanding anything to the contrary, Operator shall have the right to sue a Non-Operator who failed to pay or furnish the aforesaid security as provided above for its proportionate share of expenses, in lieu of an assignment of all Non-Operator’s Leasehold and contract rights within the Contract Area or in lieu of obtaining a non-consent penalty as provided for in Article VI.B.2.

If the Non-Operator fails to make such payment or furnish such security within two (2) days of the receipt of such second request, Operator shall promptly notify all other parties still participating in such Drilling Operation of the relinquishment of an interest under this provision.  The parties who wish to participate in the Drilling Operation shall have five (5) days from receipt of such notice to elect to assume the costs chargeable to such relinquished interest and shall share such relinquished interest, in proportion to their assumption of such relinquished interest.

I.	Applicability To Transferred Interest.

Every sale, encumbrance, transfer or other disposition made by any party shall be expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any oil and gas lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other satisfactory evidence thereof in writing from the transferor or transferee.  No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted herein shall continue to burden the interest transferred to secure payment of such obligations.

J.	Non-Consent Status In Presence Of Lien.

Immediately upon the occurrence of an event of default which would entitle a party to assert the lien provided for in Article VII.B on a defaulting party’s interest in the Contract Area, the defaulting party shall have no further access to the Contract Area or information obtained in connection with operations hereunder and shall not be entitled to vote on any matter hereunder.  As to any proposed operation in which it otherwise would have the right to participate, such party shall have the right to be a consenting party therein only if it pays the amount it is in default before the expiration of the election period; otherwise, it automatically shall be deemed a Non-Consenting Party to that operation.

K.	Multiple Operations.

Notwithstanding anything to the contrary in this agreement, the parties agree that none of them shall be required to consider or make an election to participate in any proposed operation to drill, rework, deepen, complete, recomplete, sidetrack, or plug back any well while;

(i)	Any drilling, reworking, deepening, completing, recompleting, side-tracking, or plugging back operation is in progress on any well covered by this agreement; or

(ii)	Any proposal to drill, rework, deepen, completing, recompleting, sidetrack, or plug back on any well covered by this agreement is being considered by the parties.

If, however, any operation is proposed to comply with any express or implied covenant provided for in any lease or interest subject to this Agreement, or if any lease will expire at the end of its primary term in the absence of such operation, the proposing party shall clearly include this information in its notice of the proposed operation.  Should any party fail to elect within thirty (30) days of receipt of such notice either to participate or become a non-consenting party, such failure shall constitute an election by it not to participate in the proposed operation.  Failure by any party to asset or invoke the rights provided for herein shall not prejudice that party’s right to assert or invoke such rights on any future occasion.

(23)

L.	Billing Additional Interests.

Notwithstanding anything to the contrary contained in this agreement, Operator shall not be required to make more than one billing per billing period for the entire interest credited to each party on Exhibit “A”.  If any party hereto (the “Selling Party”) disposes of part of the interest credited to it on Exhibit “A”, it shall remain primarily liable to the other parties for the interest or interests assigned and shall make prompt payment to Operator for the entire amount of statements and billings rendered to it.  Such Selling Party shall be solely responsible for billing its assignee or assignees.  If a Selling Party disposes of all of its interest, as set out on Exhibit “A”, Operator shall continue to issue statements and billings to the Selling Party for the interest conveyed until such time as Selling Party has qualified a single assignee (whether the assignment is to one or several assignees) to receive the billing for the entire interest.  To qualify an assignee to receive and assume primary liability for the billing for the entire interest credited to Selling Party on Exhibit “A”.  Selling Party shall furnish to Operator the following:

(a)	Written notice of the conveyance and copies of the assignments by which the transfer was made;

(b)	The name and address of the assignee to be billed; and

(c)
A written statement signed by such assignee in which it consents to be bound by this agreement and agrees to receive an assume primary liability for statements and billings for the entire interest credited to Selling Party together with such party’s agreement to handle any subsequent billings necessary by any division of interest credited to Selling Party on Exhibit “A”.

M.	Conflicts.

In the event of a conflict between the provisions of this Article XV, and any other provisions of this agreement, the provisions of this Article XV shall control and prevail.

N.	Definitions.

Whenever the printed words “drilled”, “deepen”, “reworking” or any variation thereof are used in this agreement, such term or terms shall also include the words “sidetracking”, “plugging back” and “recompleting”.

O.	Unanimous Consent For Abandoning Commercial Production.

It is agreed that without the mutual consent of all parties no reworking or other operations shall be conducted under the provisions of Article VI, hereof so long as any completion is producing in paying quantities in the well with respect to which such proposal is made.

P.	Taxes.

If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties thereto in accordance with the tax value generated by each party’s working interest.

Q.	Savings Provision.

In the event this Agreement or any provision hereof is or the operations contemplated hereby are found to be inconsistent with or contrary to any law, rule, regulation or order, the latter shall be deemed to control and this agreement shall be regarded as modified accordingly, and as so modified, to continue in full force and effect.  Operator shall prepare and furnish to any duly constituted authority having jurisdiction on the premises through its proper agency or department any and all reports, statements and information that may be requested when such reports are required to be filed by Operator.

R.	Multiple Completion Attempts.

If Operator is not successful with its first completion attempt and recommends a completion attempt in another zone, or if less than all parties elect to participate in a completion attempt in another zone, then any previous Non-Consenting Parties shall be entitled to notice and the option to participate regardless of their election on a previous completion attempt; however, to have such options, such parties must have participated in all operations leading up to the initial completion attempt.  This option is a recurring right.

(24)

S.	Construction.

If any party to this Agreement, or any affiliate of any party to this Agreement, proposes the construction, acquisition, and operation of a pipeline and/or gathering line to transport production from the Contract Area, then such party shall offer each of the non-proposing parties to this Agreement the right to participate in the construction, operation and ownership in the pipeline/gathering line, including the right of transporting production from the Contract Area.  Should one or more non-proposing parties elect to participate then between such participating parties, to the extent permitted by governmental rules, regulations and laws there shall never be a transportation charge for gas owned by a participant and transported from the Contract Area through such pipeline/gathering line regardless if any or all other participants own such gas or if all the participants own such gas but not in the same proportion as the participating in such pipeline/gathering line.

T.	Separate Facilities.

In the event of a transfer, sale, encumbrance or other disposition of interest within the Contract Area which creates the necessity of separate measurement of production, the party creating the necessity for such measurement shall alone bear the cost of purchase, installation and operation of such facilities.

U.	Bankruptcy.

If, following the granting of relief under the Bankruptcy Code to any party hereto as debtor thereunder, this Agreement should be held to be an executory contract under the Bankruptcy Code, then any remaining party shall be entitled to a determination by debtor or any trustee for debtor within thirty (30) days from the date an order for relief is entered under the Bankruptcy Code as to the rejection or assumption of this agreement. In the event of an assumption, such party seeking determination shall be entitled to adequate assurances as to the future performance of debtor’s obligation hereunder and the protection of the interest of all parties.  The debtor shall satisfy its obligation to provide adequate assurances by either advancing payments or depositing the debtor’s proportionate share of expenses in escrow.

ARTICLE XVI.
MISCELLANEOUS

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the undersigned parties have caused this agreement to be executed by their duly authorized representative effective as of the 6th day of  August, 2010.

OPERATOR

PROVIDENT ENERGY ASSOCIATES OF
MONTANA, LLC

By:
Pierre Mulacek, Manager

NON-OPERATORS

KNIGHTWALL INVEST, INC.

By:
David Dawes, Director

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EXHIBIT “A”

1.	All lands within the Two Medicine Cut Bank Sand Unit in Pondera and Glacier Counties, Montana.

2.	No Restrictions as to depths, formations or substances.

3.	Percentage Interests of the Parties:

Provident Energy Associates of Montana, LLC                                70%

Knightwall Invest, Inc.                                                                           30%

4.	Addresses of the parties for notice purposes;

Provident Energy Associates of Montana, LLC
 2441 High Timbers Dr., Suite 120
The Woodlands, TX  77380
Attention:  Pierre Mulacek, Manager
Telecopy No.: 281-298-9558

Knightwall Invest, Inc.
FL-9490 Vaduz
Aeulestrasse 5
Liechtenstein
Attention:  David Dawes, Director
Telecopy No.:  423-237 3771

5.	Oil and gas leases subject to this Agreement:

See following page.

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Description of Leases

1.	Oil and Gas Lease dated August 3, 1960, from E. F. Switzer, as lessor, and Texaco, Inc., as lessee, covering the following described acreage:

T.31N., R.6W., Pondera Co., MT
Sec. 2, S½SW½
Sec. 11, W½NE¼, NW ¼
Surface to top of Madison

2.
Oil and Gas Lease dated November 16, 1959, from Robert L. Rieckhoff, Lawrence M. Rieckhoff and Phyllis R. Lincoln, individually and as Executors of the Estate of William F. Rieckhoff, deceased, as lessor, and Kye Trout, Jr., as lessee, covering the following described acreage:

TWP. 32N., R. 6W., Glacier Co., MT
Sec. 22, SW½ SE¼
Sec. 27, NW½ NE¼, SE½ NE¼

3.	The following additional Oil and Gas Leases:

Blackfeet Tribal	Gross Acres	Net Acres	Tract No.

T. 31N., R. 6W., Pondera Co. MT
Sec. 1; Lot 4	120.48	120.48	52
Sec. 2; Lots 1 and 2

T.32N., R.6W., Glacier Co. MT	120.00	120.00	53
Sec. 26, E1/2SW, NWSE

T.32N., R.6W, Glacier Co. MT	160.00	120.00	54
Sec. 35, W1/2NE, E1/2NW

T.32N., R.6W., Glacier Co. MT	120.00	90.00	55
Sec. 35, E1/2SE
Sec. 36, NWSW

T.31N., R6W., Pondera Co. MT	120.00	120.00	56
Sec 1, S1/2NW, NWSE

T.31N., R.6W., Pondera Co. MT	120.00	120.00	57
Sec. 2, S1/2NE, NWSE

(28)

	Gross Acres	Net Acres	Tract No.

T.32N., R.6W., Glacier Co. MT	150.00	112.50	58
Sec. 25, E1/2NE
Sec. 36, W1/2NWnW, SWNW,
W1/2E1/2NWNW

T.32N., R6W., Glacier Co. MT	160.00	120.00	59
Sec 35, E1/2SW, W1/2SE

T.32N., R6W., Glacier Co. MT	320.00	320.00	35
Sec. 28, E1/2
Surface to top of Madison

T.31N., R.6W., Ponder Co. MT	220.00	220.00	36
Sec. 1, S1/2NWSE, SWSE, S12SW
Sec. 2, S1/2SE

T.32., R.6W., Ponder Co. MT	160.00	160.00	60
Sec. 26, W1/2SW
Sec. 27, E1/2SE

T.32N., R.6W, Glacier Co. MT	160.00	160.00	39
Sec. 32, NE1/4			E1/2 NE only

T.32N., R.6W; Glacier Co. MT	160.00	160.00	40
Sec. 32, SE1/4			E1/2 SE only

T.31N., R.6W., Pondera Co. MT	40.00	40.00	41
Sec. 9, S1/2S1/2SW

T.31N., R.6W., Pondera Co. MT	160.00	160.00	42
Sec. 11, SW1/4

T.31N., R.6W., Pondera Co. MT	80.00	80.00	43
Sec. 12, NWNE, NENW

T.32N., R.6W., Glacier Co. MT	160.00	160.00	46
Sec. 33, NW1/4

T.32N., R.6W, Glacier Co. MT	160.00	160.00	47
Sec. 33, SW1/4

T.32N., R.6W., Glacier Co. MT	360.00	360.00	48
Sec. 21, S1/2S1/2SW
Sec. 28, W1/2

	Gross Acres	Net Acres	Tract No.

T.32N., R.6W., Glacier Co. MT	320.00	320.00	49
Sec. 33, E/12

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T.31N., R.6W., Pondera Co. MT	40.00	40.00	50
Sec. 1, NWSW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	51
Sec. 2, NESE

T.31N., R.6W., Galcier Co. MT	1040.00	1040.00	64
Sec. 27, SW, W1/2SE
Sec. 34, E1/2NE, E1/2SE, W1/2Ne
E1/2NW, W1/2SE, E1/2SW,
W1/2W1/2
Sec. 35, W1/2NW, W1/2SW

T.31N., R.6W., Pondera Co. MT	399.63	399.63	65
Sec. 2, Lots 3, 4, S1/2NW,
N1/2SW
Sec. 3, E1/2SE, Lot 1, SENE

T.31N., R.6W, Pondera Co. MT	80.00	80.00	66
Sec. 8, S1/2S1/2SE
Dec. 9, SWSE

T.31N., R.6W., Pondera Co. MT	10.00	10.00	67
Sec. 1, S1/2N1/2NWSE

T.32N., R.6W, Glacier Co. MT	40.00	40.00	68
Sec. 26, SWSE

T.32N., R.6W., Glacier Co. MT	160.00	160.00	61
Sec. 22, SW1/4			SENW only

Blackfoot Allotted

T.31N., R.6W., Pondera Co. MT	39.90	39.90	1
Sec. 4, Lot 1

T.31N., R.6W., Pondera Co. MT	39.84	39.84	2
Sec. 4, Lot 2

T.31N., R.6W., Pondera Co. MT	80.00	80.00	3
Sec. 10, N1/2SE
	Gross Acres	Net Acres	Tract No.

T.31N., R.6W., Pondera Co. MT	20.00	20.00	5
Sec. 3, N1/2SWSW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	6
Sec. 4, N1/2SWSE, N1/2SESW			part

(30)

T.31N., R.6W., Pondera Co. MT	160.00	160.00	7
Sec. 9, NWNW, SENW

T.31N., R.6W., Pondera Co. MT	200.00	200.00	8
Sec. 9, E1/2SE
Sec 10, W1/2SW
Sec. 15, NWNW

T.31N., R.6W., Pondera Co. MT	120.00	120.00	9
Sec. 10, S1/2SE
Sec. 15, NENE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	11
Sec. 16, NWNE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	12
Sec. 9, SENE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	13
Sec. 9, NWSE

T.31N., R.6W., Pondera Co. MT	160.00	160.00	15
Sec. 11, SE1/4

T.31N., R.6W., Pondera Co. MT	40.00	40.00	16
Sec. 9, SWNE

T.31N., R.6W., Pondera Co. MT	79.83	79.83	18
Sec. 5, Lot 1 SENE

T.31N., R.6W., Pondera Co. MT	160.00	160.00	20
Sec 4, W1/2SW
Sec 9, N1/2NE

T.31N., R.6W., Pondera Co. MT	200.00	200.00	21
Sec. 8, E1/2NE, N1/2SE
N1/2S1/2SE

T.31.N., R.6W., Pondera Co. MT	239.85	239.85	22
	Gross Acres	Net Acres	Tract No.

Sec. 3, Lot 2 SWNE, NENW, NESW
N1/2SESW, NWSE, N1/2SWSE

T.31.N., R.6W., Pondera Co. MT	39.87	39.87	25
Sec. 3, Lot 3

T.31N., R.6W., Pondera Co., MT	120.00	120.00	26
Sec. 9, NENW, SWNW, NESW

T.31N., R.6W., Pondera Co. MT	80.00	80.00	27

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Sec. 5, E1/2SE

T.31N., R.6W., Pondera Co. MT	40.00	40.00	6
Sec. 4, S1/2SESW, S1/2SWSE			part

T.31N., R.6W., Pondera Co. MT	80.00	60.00	28
Sec. 8, W1/2NE

T.31N., R.6W., Pondera Co. MT	199.91	199.91	29
Sec. 3, Lot 4, SWNW, NWSW
Sec. 4, SENE, SENW

T.31N., R.6W, Pondera Co. MT	199.80	199.80	30
Sec. 4, Lot 3, SWNE, NWSE
NESW, SENW

T.31N., R.6W., Pondera Co. MT	40.00	40.00	31
Sec. 3, S1/2SWSW			32 part
Sec. 4, S1/2SESE

T.31N., R.6W., Pondera Co. MT	79.74	79.74	33
Sec 4, Lot 4 SWNW			33A

T.31N., R.6W., Pondera Co. MT	20.00	20.00	32
Sec. 4, N1/2SESE			part

T.31N., R.6W., Pondera Co. MT	80.00	80.00	24
Sec. 14, N1/2NW

T.32N., R.6W., Pondera Co. MT	120.00	120.00	4
Sec. 21, N1/2SW. N1/2S1/2SW			N1/2S1/2SW only

J. A. Gerspacher et ux

T.31N.R.6W., Pondera Co. MT	240.00	4.4	79
	Gross Acres	Net Acres	Tract No.

Sec. 10, E1/2NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW

Hazel Johnson

T.31N., R.6W., Pondera Co. MT	240.00	231.20	79
Sec. 10, E1/2 NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW

A. E. Leach Co.

T.31N., R.6W., Pondera Co. MT	40.00	19.92	82

(32)

Sec 15, NWNE

W. J. Renshaw

T.31N., R.6W., Pondera Co. MT	320.00	1.60	70, 71,
Sec. 2, S1/2SW			72, 73
Sec. 11,W1/2Ne, NW1/4
Surface to top of Madison

Able Rutherford

T.31N., R.6W., Pondera Co. MT	280.00	280.00	80
Sec. 12, S1/2SW, SWSE
Sec. 13, N1/2NW
Sec. 14, N1/2NE

Charles and Pearl L. Stoltz

T.31N., R.6W., Pondera Co. MT	80.00	53.75	76
Sec. 10, SENW, SWNE			77

T.31N., R.6W., Pondera Co. MT	180.00	180.00	74
Sec. 3, S1/2SESW
Sec. 10, NENW, E1/2SW
Sec 15, NENW

E. F. Sweitzer

T.31.N.R.6W., Pondera Co. MT	320.00	1.60	70,71,
Sec. 2, S1/2SW			72,73
	Gross Acres	Net Acres	Tract No.

Sec. 11, W1/2NE, NW1/4
Surface to top of Madison

T.31N.R.6W., Pondera Co. MT	240.00	4.40	79
Sec. 10, E1/2NE			79A
Sec. 11, E1/2NE
Sec. 12, NWNW, SWNW
Surface to top of Madison

Alice Twedt

T.31N., R.6W., Pondera Co. MT	320.00	316.80	70,71
Sec. 2, S1/2SW			72, 73
Sec. 11, W1/2NE, NW1/4
Surface to top of Madison

(33)

Edward G. Haynes et ux

T.31N., R.6W., Pondera Co. MT	320.00	320.00	83A
Sec 21, E1/2

(34)

EXHIBIT “B”

None

(35)

EXHIBIT “C”

See Attached COPAS Accounting Procedure

(36)

ACCOUNTING PROCEDURE
JOINT OPERATIONS

I.   GENERAL PROVISIONS

1.           Definitions

•	"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
•	"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.
•	"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
•	"Operator" shall mean the party designated to conduct the Joint Operations.
•	"Non-Operators" shall mean the Parties to this agreement other than the Operator.
•	"Parties" shall mean operator and Non-Operators.
•
"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

•
“Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

•	"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
•	"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
•	"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.           Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.           Advances and Payments by Non-Operators

A.
Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.
Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Bank of America on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

(37)

4.           Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.           Audits

A.
A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year, provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

C.
Operator shall respond to any claims of discrepancies within four (4) months after receipt of such claims.  If Operator is unable to respond to claims during the four (4) month period, Operator will be permitted one (1) extension of two (2) months upon presentment of notice, in writing, to the Non-Operator.  Claims unanswered after the above (4) month period and the additional two (2) month extension shall be created forthwith to the joint account as originally submitted, until all discrepancies are resolved.

6.           Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II.   DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.           Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

(38)

2.           Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.           Labor

A.	(1)	Salaries and wages of Operator's field and third-party employees directly employed on the Joint Property in the conduct of Joint Operations.

(2)	Salaries of First level Supervisors in the field.

(3)	Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4)
Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

B.
Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section 11. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section It. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C.
Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section 11.

D.	Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A of this Section II.

4.           Employee Benefits

Operators current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.           Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.           Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.
If Material is moved to the Joint Property from the Operators warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

(39)

B.
If surplus Material is moved to Operators warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.
In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.           Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.           Equipment and Facilities Furnished By Operator

A.
Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed six percent (6% ) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.
In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.           Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.           Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal state or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section 1, Paragraph 3.

(40)

11.           Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each parry's working interest.

12.           Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self- insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.           Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.           Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section 11.

15.           Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section 11, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.   OVERHEAD

1.           Overhead - Drilling and Producing Operations

i.	As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

(X) Fixed Rate Basis, Paragraph 1A, or

 (_) Percentage Basis, Paragraph 1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section 11. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

(41)

ii.
The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

(_) shall be covered by the overhead rates, or

(X) shall not be covered by the overhead rates.

iii.
The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

(_) shall be covered by the overhead rates, or

(X) shall not be covered by the overhead rates.

A.           Overhead - Fixed Rate Basis

(1)	Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate:   $8,000.00

Producing Well Rate:  $800.00                                                       or less

(2)            Application of Overhead - Fixed Rate Basis shall be as follows:

(a)           Drilling Well Rate

(1)
Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(2)
Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b)           Producing Well Rates

(1)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2)
Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(42)

(3)
An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3)
The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percent increase or decrease published by COPAS.

2.           Overhead -Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall negotiate a rate prior to the beginning of construction.

3.           Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall negotiate a rate prior to charging the Joint Account.

4.           Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV.           PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

(43)

1.           Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.           Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.           New Material (Condition A)

(1)            Tubular Goods Other than Line Pipe

(a)
Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.

(b)
For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c)
Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d)
Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of--stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2)           Line Pipe

(a)
Line pipe movements (except size 24 inch OD and larger with walls ¾ inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b)
Line Pipe movements (except size 24 inch OD and larger with walls ¾ inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus the percent most recently recommended by COPAS, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(44)

(c)
Line pipe 24 inch OD and over and ¾ inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d)
Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3)
Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)
Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(I) and (2).

B.           Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)           Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)           Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

(3)           Material not used on and moved from the Joint Property

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.           Other Used Material

(1)           Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)           Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(45)

(a)
Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)
Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3)            Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D.           Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.           Pricing Conditions

(1)
Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 2006 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph l.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.           Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

(46)

V.   INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.         Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.        Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.        Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.        Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

(47)

EXHIBIT “D”

None

(48)

EXHIBIT “E”

None

(49)

EXHIBIT “F”

EQUAL EMPLOYMENT OPPORTUNITY

During the performance of this agreement, the Operator shall be bound by and comply with all terms and provisions of Section 202 of Executive Order 11246 of September 24, 1965, all of which are incorporated herein by references to the same extent as if fully set out herein, and shall be bound by and comply with the rules, regulations and relevant orders adopted pursuant to such Executive Order.

Operator assures Non-Operator that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that he does not and will not penult its employees to perform their services at any'location, under its control, where segregated facilities are maintained. For this purpose, it is understood that the phrase "segregated facilities" includes facilities which are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom or otherwise. It is further understood and agreed that maintaining or providing segregated facilities for its employees or permitting its employees to perform their services at any location under its control where segregated facilities are maintained is a violation of the equal opportunity clause required by Executive Order 11246 of September 24, 1965. Operator further understands and agrees that a breach of the assurance herein contained subjects it to the provisions of the Order at 41 CFR Chapter 60 of the Secretary of Labor, dated May 21, 1968, and the provisions of the equal opportunity clause enumerated in contracts between the United States of America and Non-Operator.

(50)

EXHIBIT “G”

None

(51)